Exhibit 10.2
                             SHAREHOLDERS AGREEMENT

             THIS AGREEMENT made as of the 31 st day of May, 1997.



BETWEEN:

DATATAX BUSINESS SERVICES LIMITED

a corporation incorporated pursuant to the laws of the Province of Ontario (hereinafter referred to as "Datatax")
                                                             OF THE FIRST PART

- and -

JTH TAX, INC.

a corporation incorporated pursuant to the laws of the State of Delaware (hereinafter referred to as "JTH")
                                                            OF THE SECOND PART

- and -

TAX DEPOT INC.

a corporation incorporated pursuant to the laws of the Province of Manitoba (hereinafter referred to as the "Corporation")
                                                             OF THE THIRD PART



WHEREAS the authorized capital of the Corporation consists of an unlimited number of common shares, of which 100 are issued and outstanding;

AND WHEREAS at the date hereof all of the issued shares of the Corporation are beneficially owned as follows: Datatax 100 Common

AND WHEREAS JTH and the Corporation are entering into a Subscription Agreement as of the date hereof, which subscription will be completed on September 2, 1997 whereby JTH will acquire 150 Common Shares of the Corporation;

AND WHEREAS this Agreement is being entered as a condition of the Subscription Agreement, and is effective as of the date hereof;

AND WHEREAS the shareholders of the Corporation have agreed to enter into this Agreement as being in their respective best interests and for the purpose of providing for the operation of the Corporation.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements herein contained the parties hereto agree as follows:


                          ARTICLE ONE - INTERPRETATION

1.1      Definitions

In this Agreement, unless something in the subject matter or context is inconsistent therewith:

(a)"Accountant" means the auditor or accountant, as the case may be, of the Corporation appointed from time to time;

(b) "Agreement" means this agreement and all schedules attached hereto and all amendments made hereto and thereto by written agreement between the Shareholders and the Corporation;

(c)"Business Corporations Act" means the Manitoba Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced;

(d) "Business Day" means a day other than a Saturday, Sunday or statutory holiday in Manitoba;

(e)  "Communication"  has the  meaning  set  out in  Section  5.7;

(f)  "Notice" has the meaning set out in Section 3.3 and 5.7;

(g)  "Notified Shareholder" has the meaning set out in Section 3.3;

(h)  "Offer" has the meaning set out in Section 3.3;

(i)  "Offeree"  has the  meaning  set out in Section  3.3 and 3.6;

(j)  "Offeror" has the meaning set out in Sections 3.3, and 3.6;

(k) "Shareholders" means Datatax and JTG, together with such other persons as may become parties to this Agreement, collectively and "Shareholder" means any one of such persons individually;

(1) "Shares" should mean 100 Common Shares issued to Datatax and 150 Common Shares issued to JTH, together with any additional shares issued to the Shareholders pursuant to Section 4. 1;


1.2      Sections and Headings

The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof, "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.3      Number

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.


1.4      Accounting Principles

Wherever in this Agreement reference is made to "generally accepted accounting principles", such reference shall be deemed to be the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles.

1.5      Unanimous Shareholder Agreement

To the extent that this Agreement specifies that any matters may only be or shall be dealt with or approved by or shall require action by the Shareholders, the discretion and powers of the directors of the Corporation to manage and to supervise the management of the business and affairs of the Corporation with respect to such matters are correspondingly restricted.

                            ARTICLE TWO - MANAGEMENT

2.1      Carrying out of the Agreement

The Shareholders shall at all times carry out and cause the Corporation to carry out the provisions of this Agreement and agree to remove any director who is their nominee that does not comply with this Agreement.

2.2      Idem

The Corporation confirms its knowledge of this Agreement and will carry out and be bound by the provisions of this Agreement to the full extent that it has the capacity and power at law to do so.

2.3      Directors

The board of directors of the Corporation shall consist of three directors and Datatax. shall be entitled to one nominee on the board of directors and JTH shall be entitled to two nominees on the board of directors. Datatax and JTH at any time may appoint a new nominee to the board of directors, immediately upon the resignation of their existing nominee or nominees.

2.4      Accountant

            BD0 Dunwoody Limited shall be appointed the accountant of the Corporation unless, prior to tie- other person as accountant of the Corporation, all of the Shareholders have consented in writing to such person being appointed and a copy of such consent has been filed with the Corporation.

2.5      Approval of Matters

None of the following actions may be undertaken unless approved by all of the Shareholders of the Corporation.

(a)      any change in the articles or by-laws of the Corporation;

(b)      any change in the authorized or issued capital of the Corporation;

(c) the entering into of any agreement or the making of any offer or the granting of any right capable of becoming an agreement to allot or issue any shares of the Corporation;

(d) any action which may lead to or result in a material change in the nature of the business of the Corporation;

(e) the entering into of any agreement other than in the ordinary course of the Corporation's business;

(f) the taking of any steps to wind up or terminate the corporate existence of the Corporation;

(g) the sale, lease, exchange or disposition of the entire undertaking or property or assets of the Corporation or any substantial part thereof;

(h) the making of, directly or indirectly, loans or advances to, or the giving of security for or the guaranteeing of the debts of any person, other than in the ordinary course of business and other than any transactions involving a franchisee.

(i) the taking, holding, subscribing for or agreeing to purchase or acquire shares in the capital of any body corporate;

(j) the entering into of a partnership or of any arrangement for the sharing of profits, union of interests, joint venture or reciprocal concession with any person;

(k) the entering into of an amalgamation, merger or consolidation with any other body corporate;

(l) the payment of salaries, bonuses and other remuneration (the "Remuneration") to personnel (including all employees, officers, directors, consultants or contractors) of the Corporation and its subsidiaries, which total Remuneration exceeds:

(i) 25% of the annual gross revenues of the Corporation determined on a consolidated basis for the fiscal year-end of the Corporation ending in 1998 and 1999; and

(ii) 20% of the annual gross revenues of the Corporation determined on a consolidated basis for the fiscal year of the Corporation ending in 2000 and subsequent years.

2.6      Budgets and Financial Statements

(a) Commencing with the fiscal year ended May 31st, 1999, the Corporation shall, thirty (30) days prior to the commencement of any fiscal year, provide an annual budget and business plan to the Shareholders, for their review.

(b) Commencing with the fiscal quarter (1/4) year for the period ending November 30, 1997, the Corporation shall within thirty (30) days following the end of each fiscal quarter (1/4), provide the Shareholders with an interim Consolidated Balance Sheet and an interim Consolidated Statements of Operations.

                      ARTICLE THREE - DEALING WITH SHARES

3.1      No Transfer of Shares

Except as expressly provided for in this Section 3, the Shareholders shall not sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber their Shares or their rights under this Agreement without first complying with all of the provisions of this Agreement unless, prior to the disposition or encumbrance of their Shares, all of the Shareholders have consented in writing to such disposition or encumbrance.

3.2      Endorsement on Certificates

Share certificates of the Corporation shall bear the following language either as an endorsement or on the face thereof:

"The shares represented by this certificate are subject to all the terms and conditions of an agreement made as of May 31st, 1997, a copy of which is on file at the registered office of the Corporation".

3.3      First Right of Refusal and Tag-Along Sale Rights

(a) If either Datatax or JTH shall at any time desire to sell all of its Shares, such shareholder (the "Offeree") shall first obtain a bona fide written offer from a prospective purchaser (the "Offeror") which it desires to accept (the "Offer") to purchase all but not less than all, of its Shares of the Offeree for a fixed cash price. The Offer shall set forth its date, the proposed price per Share and all other terms and conditions upon which the purchase is proposed to be made, as well as the name and address of the Offeror. The Offeree shall transmit a copy of the Offer to the other Shareholder (the "Notified Shareholder") within five (5) days of its receipt of the offer.


(b) Transmittal of the Offer to the Notified Shareholder shall constitute an offer by the Offeree to sell all but not less than all, of its Common Shares to the Notified Shareholder at the price and upon the terms set forth in the Offer. For a period of fourteen (14) days after the submission of the Offer to the Notified Shareholder, the Notified Shareholder shall have an option exercisable by written notice to the Offeree to accept the Offer. If, at the end the fourteen (14) day period, the option has not been exercised by the Notified Shareholder to purchase all of the Offeree's Shares, the option shall terminate and the Offeree shall be free for a period of one hundred twenty (120) days thereafter to sell all, but not less than all, of its Shares to the Offeror on the terms contained in the Offer. If such Shares are not so sold within the one hundred twenty day (120) period, the Offeree will not be permitted to sell such Shares without again complying with this Section 3.4;

(c) If the Notified Shareholder does not exercise the option to purchase the Offeree's Shares as provided in Subsection (b) above, then the Notified Shareholder has the right to participate in the sale of such Shares pursuant to the Offer, to a maximum amount of the percentage of the Shares in the Corporation owned by the Notified Shareholder multiplied by the number of Shares in the Offer. The Shareholders each acknowledge that such opportunity may result in the Offeree selling fewer of its own Shares than would have been sold had the Notified Shareholder not joined in such sale. Such right to participate in such sale shall be exercised in the manner set forth in Subsection (b) above and within the fourteen (14) day option period.

Example:

If the Offer is for the 150 Common Shares owned by JTH; and Datatax. (the Notified Shareholder) does not exercise the option in Section 3.4(b); then Datatax. shall have the right to sell 100/250 x 150 = 60 Common Shares pursuant to the Offer, and JTH would have the right to sell 90 Shares pursuant to the Offer.

3.4      Pledge of Shares

Any Shareholder may pledge, charge, mortgage or otherwise specifically encumber his Shares to a bank or other financial institution for the purpose of securing any borrowings by such Shareholder, provided that such bank or financial institution acknowledges to the parties to this Agreement in writing that the pledge, charge, mortgage or encumbrance of such Shares shall at all times be subject to all the terms and conditions of this Agreement.

3.5      Insolvency of a Shareholder

(1) If any Shareholder makes an assignment for the benefit of creditors or is the subject of any proceedings under any bankruptcy or insolvency law,
(hereinafter in this Section referred to as the "Offeror"), the other Shareholder (hereinafter in this Section 3.5 referred to as the "Offeree") shall have the right to purchase all, but not less than all, of the Shares beneficially owned by the Offeror.

(2) The Offeree shall be entitled to purchase the Shares beneficially owned by the Offeror at the price to be determined in accordance with the provisions of
Section 3.5(3).

(3) The price of the Shares shall be the fair market value of such Shares as determined by the Accountant in accordance with generally accepted accounting principles as at the end of the fiscal quarter of the Corporation immediately preceding the fiscal quarter in which the event referred to in Section 3.5.(1) occurred. Such determination shall be made in writing and given to each of the Shareholders and to the Corporation within twenty Business Days of the date of the event referred to in Section 3.5(l) or as soon thereafter as may be reasonably possible.

(4) In the event the Offeree purchases the shares of the Offeror pursuant to this Section, the closing of such purchase shall be completed within thirty (30) days of the receipt of the accountant's report referred to in Section 3.5(3).

                             ARTICLE FOUR - FUNDING

4.1      Additional Capital

(1) Notwithstanding any other provision contained in this Agreement, if requested by the board of directors of the Corporation, as evidenced by a resolution duly passed by the directors, the Shareholders may each contribute additional capital to the Corporation, pro rata based upon the number of Shares beneficially owned by the Shareholders, by way of subscription for shares, loan or otherwise, as determined by the board of directors. Such contribution shall be at the discretion of the individual Shareholders.

(2) If additional capital is to be contributed by way of subscription for shares pursuant to Section 4. 1 (1) and if such shares are not taken up by any Shareholder within twenty Business Days after receipt of a request to subscribe for such shares from the Corporation, such shares may be taken up by the other Shareholders.

(3) If additional capital is to be contributed by way of loan or otherwise than by way of a subscription for shares pursuant to Section 4. 1 (1) and any Shareholder is unable or unwilling to contribute his portion, any Shareholder who contributed a portion of such additional capital shall be entitled to repayment of the amount so contributed and/or to indemnification against liability on any guarantee or other liability incurred by such Shareholder in connection therewith by the Corporation in priority to any repayment by the Corporation of any indebtedness of the Corporation to any Shareholder who did not contribute additional capital at such time.


                             ARTICLE FIVE - GENERAL

5.1      Benefit of the Agreement

This Agreement shall entire to the benefit of and be binding upon the respective heirs, executors, administrators, successors an permitted assigns of the parties hereto.

5.2      Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

5.3      Amendments and Waivers

No amendment to this Agreement shall be valid or binding unless set forth in writing and duly execute by all of the parties hereto. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver shall be limited to the specific breach waived.

5.4      Assignment

Except as may be expressly provided in this Agreement, none of the parties hereto may assign his rights or obligations under this Agreement without the prior written consent of all of the parties hereto.

5.5      Termination

This Agreement shall terminate upon:

(a) the written agreement of all of the Shareholders;

(b) the dissolution or bankruptcy of the Corporation or the making by the Corporation of an assignment under the provisions of the Bankruptcy and Insolvency Act; or

(c) one Shareholder becoming the beneficial owner of all of the Shares;

(d) upon the completion of a Public Offering by the Corporation.

5.6      Severability

If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

5.7      Notices

Any demand, notice or other communication (hereinafter in this Section 5.7 referred to as a "Communication") to be given in connection with this Agreement shall be given in writing and may be given by personal delivery, by registered mail or by transmittal by telex addressed to the recipient as follows:

TO:      DATATAX BUSINESS SERVICES LIMITED
         680 Industrial Road
         London, Ontario
         N5V IV1
            Attention: Gary Ibbotson
            Telecopier:  (519) 455-1934

TO:      JTH TAX, INC.
         2214 Commerce Parkway
         Virginia Beach, Virginia
         U.S.A. 23454
             Attention: John Hewitt
             Telecopier: (757) 340-7612

TO:      TAX DEPOT INC.
         Suite 280
         6815 8th Street N.E.
         Calgary, Alberta
         T2E 7H7
             Attention: Gary Ibbotson
             Telecopier: (403) 274-1542

or such other address, telex number or individual as may be designated by notice by any party to the other. Any Communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the third Business Day following the deposit thereof in the mail and, if given by telex, on the day of transmittal thereof. If the party giving any Communication knows or reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such Communication shall not be mailed but shall be given by personal delivery or by telex.

5.8      Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Manitoba and the laws of Canada applicable therein.

IN WITNESS WHEREOF the parties have executed this Agreement.

                       DATATAX BUSINESS SERVICES LIMITED


                                              /s/ Gary Ibbotson
                                              ----------------------------
                                              Per:  Gary Ibbotson - President


                                  JTH TAX, INC


                                              /s/ John T. Hewitt
                                              -----------------------------
                                              Per: John Hewitt - President

                                 TAX DEPOT INC.


                                              /s/ Gary Ibbotson
                                              -----------------------------
                                              Per:  Gary Ibbotson-Director